                                                                    EXHIBIT 99.2
                                                           [CERIDIAN PROXY FORM]


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                              CERIDIAN CORPORATION
                    FOR ITS SPECIAL MEETING OF STOCKHOLDERS
                               DECEMBER 12, 1995

[LOGO]


    The  undersigned hereby appoints Lawrence Perlman, John R. Eickhoff and John
A. Haveman, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote all shares of Common Stock of Ceridian Corporation ("Ceridian") which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") to be held at Ceridian's headquarters, 8100 34th Avenue South, Minneapolis, Minnesota, on December 12, 1995 at 9:00 a.m. local time and at any and all adjournments thereof, as set forth on the reverse side hereof.


    PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. ALL PROXIES ARE IMPORTANT, SO PLEASE COMPLETE EACH PROXY SENT TO YOU AND RETURN THE PROXY IN THE ENVELOPE PROVIDED.

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.


                                                            CERIDIAN CORPORATION


                                                                  P.O. BOX 11290


(CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE.)     NEW YORK, N.Y.
                                                                      10203-0290

/X/  PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1. The approval of the issuance of Ceridian Common Stock by Ceridian pursuant to the Agreement and Plan of Merger by and among Ceridian, Convoy Acquisition Corp. (a newly formed subsidiary of Ceridian referred to as "Sub") and Comdata Holdings Corporation ("Comdata") dated as of August 23, 1995 (the "Merger Agreement"). Pursuant to the Merger Agreement, among other things, Sub will be merged with and into Comdata, with Comdata being the surviving corporation and becoming a wholly-owned subsidiary of Ceridian (the "Merger"), and each outstanding share of Comdata Common Stock will be converted into 0.57 (the "Exchange Ratio") of a share of Ceridian Common Stock (with cash paid in lieu of fractional shares).

  / / FOR      / / AGAINST      / / ABSTAIN


2. Such other matters as may properly come before the Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, or any adjournments thereof.



  / / FOR      / / AGAINST      / / ABSTAIN                Address Change and/or



                                                          Comments Mark Here / /


                                             If  you wish  to have  your vote on
                                             all matters  kept  confidential  in
                                             accordance with Ceridian
                                             Corporation policy, check here./ /

                                             Please  sign  this card  exactly as
                                             your  name  appears  to  the  left.
                                             Joint  owners  or  co-executors  or
                                             co-trustees should both sign.  When
                                             signing   as   attorney,  executor,
                                             administrator, trustee or guardian,
                                             please give your full title.
                                             Dated: ______________________ ,1995

                                             -----------------------------------

                                             -----------------------------------
                                             SIGNATURE(S)

PLEASE SIGN,  DATE  AND  RETURN  THIS
PROXY CARD


                                             Votes  MUST  be  indicated  (X)  in
                                             Black or Blue ink.


IN THE ENCLOSED ENVELOPE.